Exhibit 5.2

August 22, 2024

CDW Technologies LLC

200 N. Milwaukee Avenue

Vernon Hills, IL 60061

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Wisconsin counsel to CDW Technologies LLC, a Wisconsin limited liability company (the “Wisconsin Registrant”). This opinion letter is being delivered in connection with the offering and sale by CDW LLC, an Illinois limited liability company (the “Company”), and CDW Finance Corporation, a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”) of $600,000,000 principal amount of their 5.100% Senior Notes due 2030 (the “2030 Notes”) and $600,000,000 principal amount of their 5.550% Senior Notes due 2034 (the “2034 Notes” and, together with the 2030 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated August 12, 2024, between the Issuers, each of the guarantors listed on Schedule 3 thereto (the “Guarantors”) and BofA Securities, Inc. (the “Representative”), as representative of the several underwriters listed on Schedule 1 thereto (collectively, with the Representative, the “Underwriters”). The Notes will be issued pursuant to the Base Indenture, dated as of December 1, 2014 (the “Base Indenture”), among the Issuers, the Guarantors party thereto, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented to reflect certain terms of the 2030 Notes by an eighteenth supplemental indenture to be dated as of August 22, 2024 (the “Eighteenth Supplemental Indenture”) and to reflect certain terms of the 2034 Senior Notes by a nineteenth supplemental indenture to be dated as of August 22, 2024 (the “Eleventh Supplemental Indenture” and, together with the Tenth Supplemental Indenture, the “Supplemental Indentures”; and, the Supplemental Indentures together with the Base Indenture, the “Indenture”), each among the Issuers, the Guarantors and the Trustee, and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”, and together with the Notes, the “Securities”).

The Notes have been registered on a Registration Statement on Form S-3 (Registration No. 333-273615), which became effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on August 2, 2023 (the “Registration Statement”). This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated August 2, 2023, previously filed as Exhibit 5.2 to the Registration Statement.

We note that various issues are addressed in the opinion of Sidley Austin LLP, separately delivered to you, and we express no opinion with respect to those matters.

ATLANTA | AUSTIN | BOSTON | CHARLOTTE | CHICAGO | CINCINNATI | CLEVELAND | COLUMBUS |  DALLAS

DENVER | DETROIT | HOUSTON | LONDON | LOS ANGELES | MIAMI | MILWAUKEE | NAPLES | NEW YORK

PALO ALTO | PHILADELPHIA | PRINCETON | SALT LAKE CITY | SEATTLE | WASHINGTON D.C.  |  WILMINGTON

August 22, 2024

In rendering this opinion, we have, with your permission, relied on certificates of governmental officials and assumed, without investigation, verification or inquiry: (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to the originals and completeness of all documents submitted to us as copies; (iii) the authenticity and completeness of the originals of all documents submitted to us as copies; (iv) the legal capacity of all natural persons who are signatories to the documents reviewed by us; (v) the genuineness of the signatures on the documents reviewed by us; (vi) the authority of such persons signing on behalf of the parties thereto (other than the Wisconsin Registrant); and (vii) the due authorization, execution and delivery of all documents by the parties thereto (other than the Wisconsin Registrant).

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, it is our opinion that:

1. Based solely on a certificate of the Wisconsin Department of Financial Institutions, the Wisconsin Registrant is a limited liability company validly existing under the laws of the State of Wisconsin, and the Wisconsin Registrant has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

2. The Wisconsin Registrant has the limited liability company power to enter into, and perform its obligations under, each of the Guarantees to which it is a party.

3. To the extent the Wisconsin Registrant’s execution and delivery of the Guarantees to which it is a party is governed by Wisconsin law or the organizational documents or authorizing resolutions of the Wisconsin Registrant, the Wisconsin Registrant has duly executed and delivered the Guarantees to which it is a party.

4. No authorization, consent, approval, or other action by, and no notice to or filing with, any State of Wisconsin governmental authority or regulatory body is required to be obtained or made by the Wisconsin Registrant in connection with the Wisconsin Registrant’s approval of each Guarantee, except (a) such as have been duly obtained or made and are in full force and effect, and (b) such as may be required by orders, decrees and the like that are specifically applicable to the Wisconsin Registrant and of which we have no knowledge; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

5. The Wisconsin Registrant’s approval of each Guarantee, and the Wisconsin Registrant’s execution and delivery of the Guarantees, do not: (a) constitute a breach or violation of the organizational documents of the Wisconsin Registrant; or (b) result in a violation of any applicable law, statute, or regulation of the State of Wisconsin (other than those laws, rules, and regulations specifically excluded below or otherwise specifically addressed in this opinion) which, in our experience, is normally applicable to transactions of the type contemplated by the Guarantees, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

August 22, 2024

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or with reference to matters of which we are aware or which are known to us, or with similar qualification, our opinion is, with your permission, based solely on the current conscious awareness of the individual attorneys in this firm who have devoted substantive attention to the representation of the Wisconsin Registrant and without any special or additional investigation undertaken for purposes of this opinion.

B. Our opinion is limited by applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally and general principles of equity.

C. Except for records of the Wisconsin Registrant attached to the Officer’s Certificate and a certificate of status of the Wisconsin Registrant issued by the Wisconsin Department of Financial Institutions, we have not examined the records of the Wisconsin Registrant, any other Registrant, the Trustee, any party to the Underwriting Agreement, any holder of the Securities, or any court or any public, quasi-public, private, or other office in any jurisdiction or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

D. We have made no examination of, and express no opinion as to, whether or not the Wisconsin Registrant is or will be in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in the Guarantees, the Indenture, or any agreement, instrument or document executed in connection with the foregoing.

E. We express no opinion as to compliance by the Wisconsin Registrant with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

F. We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Securities, the Indenture or Underwriting Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Wisconsin Registrant to the extent expressly set forth herein).

G. We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; or (vi) local laws, regulations, or ordinances.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the General Rules and Regulations promulgated under the Securities Act with respect to the registration of additional Debt Securities and Guarantees for sale in any offering contemplated by the Registration Statement and shall cover such additional Debt Securities and Guarantees.

August 22, 2024

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date that the Registration Statement becomes effective under the Act, they are intended to apply only to those facts and circumstances that exist as of such date, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose; provided, however, that Sidley Austin LLP may rely upon this opinion for purposes of issuing its opinion letter of even date herewith relating to the Securities and Guarantees.

Very truly yours,

/s/ FisherBroyles, LLP